Exhibit 99.1

First National Corporation Announces 40% Increase in Second Quarter Net Income

STRASBURG, Va., July 24, 2018 --- First National Corporation (the “Company” or “First National”) (OTC: FXNC) today reported net income of $2.5 million and earnings per share of $0.49 for the second quarter ended June 30, 2018. This was a $695 thousand, or 40%, increase when compared to net income of $1.8 million and earnings per share of $0.36 for the second quarter of 2017. The increase in net income resulted primarily from a $582 thousand, or 9%, increase in net interest income and a $183 thousand decrease in income tax expense.

Select highlights for the second quarter of 2018:

•	Return on average equity of 16.23%

•	Return on average assets of 1.29%

•	Net interest income increased $582 thousand, or 9%

•	Noninterest-bearing deposits increased $20.1 million, or 11%

•	Net loans increased $27.5 million, or 6%

•	Efficiency ratio of 64.17%

“The Company continued to demonstrate outstanding financial performance in the second quarter,” said Scott C. Harvard, president and chief executive officer of First National. Harvard added, “The increase in net interest income had a large impact on performance as the Bank experienced both earning asset growth and net interest margin expansion. We were especially pleased with noninterest-bearing demand deposit growth of 11% over last year, which contributed to a low cost of funds. The Bank plans to continue seeking high quality loan and deposit relationships while maintaining focus on efficient operations.”

BALANCE SHEET

Total assets of First National increased $27.7 million to $763.4 million at June 30, 2018, compared to one year ago. The earning asset composition changed favorably as loans, net of the allowance for loan losses, increased $27.5 million, or 6%, while securities and interest-bearing deposits in banks decreased $1.3 million, or 1%, when comparing the periods.

Total deposits increased $24.7 million, or 4%, to $686.5 million, compared to $661.8 million at June 30, 2017. The deposit portfolio composition also changed favorably as noninterest-bearing deposits increased $20.1 million, or 11%, savings and interest-bearing deposits increased $5.3 million, and time deposits decreased $629 thousand. Noninterest-bearing deposits increased to 29% of total deposits compared to 27% one year ago.

Shareholders’ equity increased $5.7 million to $61.6 million, compared to $56.0 million one year ago from retained earnings. Tangible common equity increased $6.2 million, or 11%, to $61.0 million, compared to $54.7 million at June 30, 2017. The Company’s wholly-owned banking subsidiary, First Bank, was considered well-capitalized based on regulatory requirements at the end of the quarter.

ANALYSIS OF THE THREE MONTH PERIOD

Net interest income increased $582 thousand, or 9%, to $6.8 million, compared to $6.2 million for the same period in 2017. The increase resulted from a higher net interest margin and higher average earning assets. Average earning assets increased 5%, and the net interest margin increased 13 basis points to 3.86%, compared to 3.73% for the same period in 2017. The increase in the net interest margin resulted from a 28 basis point increase in the yield on total earning assets, which was partially offset by a 15 basis point increase in interest expense as a percent of average earning assets.

The higher yield on earning assets was attributable to an increase in yields on loans, securities, and interest-bearing deposits in banks, which all benefited from increases in market rates. The 28 basis point increase in the yield on loans had the largest impact on the increase in the yield on earning assets, when comparing the periods.

The increase in interest expense as a percent of average earning assets was primarily attributable to higher interest rates paid on interest-bearing deposits.  The cost of interest-bearing checking accounts and money market accounts had the largest impact as their costs increased by 25 basis points and 53 basis points, respectively, when comparing the periods.

Noninterest income increased $89 thousand, or 4%, to $2.1 million, compared to $2.0 million for the same period of 2017. Wealth management revenue increased $54 thousand, or 15%, and service charges on deposits increased $49 thousand, or 7%, compared to the same period one year ago.

Noninterest expense increased $159 thousand, or 3%, to $5.9 million, compared to $5.7 million for the same period one year ago. This was primarily attributable to a $105 thousand, or 3%, increase in salaries and employee benefits, a $39 thousand increase in occupancy expense, and a $97 thousand increase in other operating expenses. The increases in salaries and employee benefits and occupancy resulted primarily from the expansion of the Company's banking subsidiary, First Bank, into the Richmond, Virginia market during the fourth quarter of 2017. The increases in expenses were partially offset by a $32 thousand decrease in postage expense and a $40 thousand decrease in amortization expense.

Income before taxes increased by $512 thousand, or 20%, to $3.0 million, compared to the same period one year ago. Although income before taxes increased, income tax expense decreased by $183 thousand because of the new 21% federal corporate income tax rate established by the Tax Cuts and Jobs Act enacted in December 2017.

ANALYSIS OF THE SIX MONTH PERIOD

Net interest income increased $1.1 million, or 9%, to $13.4 million, compared to $12.2 million for the same period in 2017. The increase resulted from a higher net interest margin and higher average earning assets. Average earning assets increased 5%, and the net interest margin increased 12 basis points to 3.83%, compared to 3.71% for the same period in 2017. The increase in the net interest margin resulted from a 24 basis point increase in the yield on total earning assets, which was partially offset by a 13 basis point increase in interest expense as a percent of average earning assets.

The higher yield on earning assets was attributable to an increase in yields on loans, securities, and interest-bearing deposits in banks, which all benefited from increases in market rates. The 26 basis point increase in the yield on loans had the largest impact on the increase in the yield on earning assets, when comparing the periods.

The increase in interest expense as a percent of average earning assets was primarily attributable to higher interest rates paid on interest-bearing deposits.  The cost of interest-bearing checking accounts and money market accounts had the largest impact as their costs increased by 20 basis points and 51 basis points, respectively, when comparing the periods.

Noninterest income increased $781 thousand, or 20%, to $4.7 million, compared to $3.9 million for the same period of 2017. This was primarily a result of a $441 thousand increase in income from bank owned life insurance, a $153 thousand increase in other operating income, and a $114 thousand increase in wealth management revenue. The increase in income from bank owned life insurance was attributable to a $469 thousand life insurance benefit recorded during the first quarter of 2018. The increase in other operating income was primarily attributable to the termination of the pension plan and the subsequent distribution of plan assets, which increased other operating income by $126 thousand.

Noninterest expense increased $274 thousand, or 2%, to $11.7 million, compared to $11.5 million for the same period one year ago. This was primarily attributable to a $246 thousand, or 4%, increase in salaries and employee benefits, a $72 thousand increase in occupancy expense, and a $137 thousand increase in other operating expenses. The increases in salaries and employee benefits and occupancy resulted primarily from the expansion of First Bank into the Richmond market during the fourth quarter of 2017. The increases in expenses were partially offset by a $84 thousand decrease in telecommunications expense and a $78 thousand decrease in amortization expense. Telecommunication expense decreased primarily from a refund received in the first quarter of 2018 from over-billed services in prior periods.

Income before taxes increased by $1.5 million, or 33%, to $6.2 million, compared to the same period one year ago. Although income before taxes increased, income tax expense decreased by $295 thousand because of the new 21% federal corporate income tax rate established by the Tax Cuts and Jobs Act enacted in December 2017.

LOAN LOSS PROVISION/ASSET QUALITY

There was no provision for loan losses for the three months ended June 30, 2018 and 2017. Net charge-offs totaled $233 thousand compared to $7 thousand for the same period one year ago.

The provision for loan losses totaled $100 thousand for the six months ended June 30, 2018, compared to no provision for loan losses for the same period one year ago. Net charge-offs totaled $387 thousand for the six months ended June 30, 2018, compared to net recoveries of $123 for the same period one year ago.

Nonperforming assets totaled $2.4 million, or 0.31% of total assets at June 30, 2018, compared to $2.2 million, or 0.29% of total assets, one year ago. The allowance for loan losses totaled $5.0 million at June 30, 2018 and $5.4 million at June 30, 2017, representing 0.95% and 1.08% of total loans, respectively.

FORWARD-LOOKING STATEMENTS

Certain information contained in this discussion may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to the Company’s future operations and are generally identified by phrases such as “the Company expects,” “the Company believes” or words of similar import. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For details on factors that could affect expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and other filings with the Securities and Exchange Commission.

ABOUT FIRST NATIONAL CORPORATION

First National Corporation (OTC: FXNC) is the parent company and bank holding company of First Bank, a community bank that first opened for business in 1907 in Strasburg, Virginia. The Bank offers loan and deposit products and services through its website, www.fbvirginia.com, its mobile banking platform, a network of ATMs located throughout its market area, a loan production office, a customer service center in a retirement community, and 15 bank branch office locations located throughout the Shenandoah Valley and central regions of Virginia. In addition to providing traditional banking services, the Bank operates a wealth management division under the name First Bank Wealth Management. First Bank also owns First Bank Financial Services, Inc., which invests in entities that provide investment services and title insurance.

CONTACTS

Scott C. Harvard                                M. Shane Bell
President and CEO                                Executive Vice President and CFO
(540) 465-9121                                    (540) 465-9121
sharvard@fbvirginia.com                            sbell@fbvirginia.com

FIRST NATIONAL CORPORATION
Quarterly Performance Summary
(in thousands, except share and per share data)

	(unaudited) For the Quarter Ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Income Statement
Interest income
Interest and fees on loans	$6,546	$6,305	$6,365	$6,138	$5,933
Interest on deposits in banks	186	160	96	92	86
Interest on securities
Taxable interest	776	680	636	637	634
Tax-exempt interest	156	145	147	148	145
Dividends on restricted securities	22	22	21	21	21
Total interest income	$7,686	$7,312	$7,265	$7,036	$6,819
Interest expense
Interest on deposits	$665	$590	$489	$446	$405
Interest on subordinated debt	89	89	91	91	89
Interest on junior subordinated debt	101	86	80	79	76
Total interest expense	$855	$765	$660	$616	$570
Net interest income	$6,831	$6,547	$6,605	$6,420	$6,249
Provision for loan losses	—	100	100	—	—
Net interest income after provision for loan losses	$6,831	$6,447	$6,505	$6,420	$6,249
Noninterest income
Service charges on deposit accounts	$784	$762	$778	$760	$735
ATM and check card fees	555	519	596	516	527
Wealth management fees	409	407	386	359	355
Fees for other customer services	151	153	162	131	137
Income from bank owned life insurance	77	559	408	117	102
Net gains (losses) on securities	—	—	(114)	11	13
Net gains on sale of loans	15	9	51	54	34
Other operating income	76	224	89	69	75
Total noninterest income	$2,067	$2,633	$2,356	$2,017	$1,978
Noninterest expense
Salaries and employee benefits	$3,227	$3,383	$3,338	$3,221	$3,122
Occupancy	387	400	388	379	348
Equipment	420	423	428	400	400
Marketing	161	109	166	138	136
Supplies	88	80	88	81	105
Legal and professional fees	223	191	228	216	245
ATM and check card expense	211	203	209	205	229
FDIC assessment	66	82	76	84	77
Bank franchise tax	118	115	111	111	110
Telecommunications expense	98	36	103	95	108
Data processing expense	170	162	165	153	152
Postage expense	42	61	14	62	74
Amortization expense	120	131	141	151	160
Other real estate owned expense (income), net	1	(23)	(192)	—	4
Net loss on disposal of premises and equipment	—	—	252	—	—
Other operating expense	532	513	506	511	435
Total noninterest expense	$5,864	$5,866	$6,021	$5,807	$5,705
Income before income taxes	$3,034	$3,214	$2,840	$2,630	$2,522
Income tax expense	583	527	1,523	798	766
Net income	$2,451	$2,687	$1,317	$1,832	$1,756

FIRST NATIONAL CORPORATION
Quarterly Performance Summary
(in thousands, except share and per share data)

	(unaudited) For the Quarter Ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Common Share and Per Common Share Data
Net income, basic	$0.49	$0.54	$0.27	$0.37	$0.36
Weighted average shares, basic	4,952,712	4,949,112	4,945,175	4,943,301	4,940,904
Net income, diluted	$0.49	$0.54	$0.27	$0.37	$0.36
Weighted average shares, diluted	4,954,265	4,952,373	4,948,981	4,946,128	4,942,726
Shares outstanding at period end	4,953,356	4,952,575	4,945,702	4,945,056	4,941,604
Tangible book value at period end	$12.31	$11.89	$11.57	$11.42	$11.08
Cash dividends	$0.05	$0.05	$0.035	$0.035	$0.035

Key Performance Ratios
Return on average assets	1.29%	1.45%	0.71%	1.00%	0.96%
Return on average equity	16.23%	18.47%	9.01%	12.78%	12.79%
Net interest margin	3.86%	3.79%	3.86%	3.79%	3.73%
Efficiency ratio (1)	64.17%	62.39%	63.48%	66.38%	66.71%

Average Balances
Average assets	$762,626	$751,164	$736,745	$729,651	$730,838
Average earning assets	715,163	704,947	689,338	681,800	682,132
Average shareholders’ equity	60,592	58,979	57,973	56,857	55,068

Asset Quality
Loan charge-offs	$294	$206	$223	$243	$161
Loan recoveries	61	52	148	100	154
Net charge-offs	233	154	75	143	7
Non-accrual loans	2,330	682	937	2,121	1,913
Other real estate owned, net	68	—	326	250	250
Nonperforming assets	2,398	682	1,263	2,371	2,163
Loans 30 to 89 days past due, accruing	3,408	2,602	4,223	1,960	1,368
Loans over 90 days past due, accruing	549	773	183	89	151
Troubled debt restructurings, accruing	273	278	282	287	291
Special mention loans	3,988	5,365	5,225	9,677	10,378
Substandard loans, accruing	3,798	9,003	8,863	9,218	9,295

Capital Ratios (2)
Total capital	$71,026	$69,435	$67,624	$71,318	$69,325
Tier 1 capital	65,987	64,163	62,298	66,017	63,881
Common equity tier 1 capital	65,987	64,163	62,298	66,017	63,881
Total capital to risk-weighted assets	13.47%	13.52%	13.12%	13.91%	13.82%
Tier 1 capital to risk-weighted assets	12.52%	12.50%	12.09%	12.87%	12.73%
Common equity tier 1 capital to risk-weighted assets	12.52%	12.50%	12.09%	12.87%	12.73%
Leverage ratio	8.66%	8.55%	8.46%	9.06%	8.76%

FIRST NATIONAL CORPORATION
Quarterly Performance Summary
(in thousands, except share and per share data)

	(unaudited) For the Quarter Ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Balance Sheet
Cash and due from banks	$13,501	$11,185	$11,358	$9,162	$9,801
Interest-bearing deposits in banks	27,762	58,092	28,628	24,480	40,937
Securities available for sale, at fair value	106,707	93,699	89,255	93,102	89,741
Securities held to maturity, at carrying value	45,701	46,791	48,208	49,376	50,824
Restricted securities, at cost	1,590	1,590	1,570	1,570	1,570
Loans held for sale	1,195	68	438	660	999
Loans, net of allowance for loan losses	525,894	515,664	516,875	509,406	498,389
Other real estate owned, net of valuation allowance	68	—	326	250	250
Premises and equipment, net	19,633	19,833	19,891	20,510	20,501
Accrued interest receivable	2,073	1,869	1,916	1,886	1,728
Bank owned life insurance	13,787	13,711	13,967	14,232	14,115
Core deposit intangibles, net	679	799	930	1,071	1,222
Other assets	4,774	4,553	5,748	5,798	5,580
Total assets	$763,364	$767,854	$739,110	$731,503	$735,657

Noninterest-bearing demand deposits	$196,839	$189,460	$180,912	$179,351	$176,780
Savings and interest-bearing demand deposits	367,399	378,330	361,417	350,879	362,128
Time deposits	122,291	125,035	122,651	126,032	122,920
Total deposits	$686,529	$692,825	$664,980	$656,262	$661,828
Subordinated debt	4,956	4,952	4,948	4,943	4,939
Junior subordinated debt	9,279	9,279	9,279	9,279	9,279
Accrued interest payable and other liabilities	952	1,105	1,749	3,485	3,644
Total liabilities	$701,716	$708,161	$680,956	$673,969	$679,690

Preferred stock	$—	$—	$—	$—	$—
Common stock	6,192	6,191	6,182	6,181	6,177
Surplus	7,346	7,312	7,260	7,238	7,177
Retained earnings	50,313	48,109	45,670	44,368	42,709
Accumulated other comprehensive loss, net	(2,203)	(1,919)	(958)	(253)	(96)
Total shareholders’ equity	$61,648	$59,693	$58,154	$57,534	$55,967
Total liabilities and shareholders’ equity	$763,364	$767,854	$739,110	$731,503	$735,657

Loan Data
Mortgage loans on real estate:
Construction and land development	$37,350	$33,941	$35,927	$37,182	$36,783
Secured by farm land	975	848	646	657	666
Secured by 1-4 family residential	211,101	208,338	208,177	203,896	205,114
Other real estate loans	223,387	221,504	221,610	221,497	215,076
Loans to farmers (except those secured by real estate)	476	403	822	525	511
Commercial and industrial loans (except those secured by real estate)	40,467	38,850	37,941	33,922	30,690
Consumer installment loans	12,315	12,140	12,101	12,047	9,938
Deposit overdrafts	231	222	232	196	245
All other loans	4,631	4,690	4,745	4,785	4,810
Total loans	$530,933	$520,936	$522,201	$514,707	$503,833
Allowance for loan losses	(5,039)	(5,272)	(5,326)	(5,301)	(5,444)
Loans, net	$525,894	$515,664	$516,875	$509,406	$498,389

FIRST NATIONAL CORPORATION
Quarterly Performance Summary
(in thousands, except share and per share data)

	(unaudited) For the Quarter Ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Reconciliation of Tax-Equivalent Net Interest Income
GAAP measures:
Interest income – loans	$6,546	$6,305	$6,365	$6,138	$5,933
Interest income – investments and other	1,140	1,007	900	898	886
Interest expense – deposits	(665)	(590)	(489)	(446)	(405)
Interest expense – subordinated debt	(89)	(89)	(91)	(91)	(89)
Interest expense – junior subordinated debt	(101)	(86)	(80)	(79)	(76)
Total net interest income	$6,831	$6,547	$6,605	$6,420	$6,249
Non-GAAP measures:
Tax benefit realized on non-taxable interest income – loans	$11	$10	$17	$18	$18
Tax benefit realized on non-taxable interest income – municipal securities	41	39	76	76	74
Total tax benefit realized on non-taxable interest income	$52	$49	$93	$94	$92
Total tax-equivalent net interest income	$6,883	$6,596	$6,698	$6,514	$6,341

FIRST NATIONAL CORPORATION
Year-to-Date Performance Summary
(in thousands, except share and per share data)

	(unaudited) For the Six Months Ended
	June 30, 2018	June 30, 2017
Income Statement
Interest income
Interest and fees on loans	$12,851	$11,579
Interest on deposits in banks	346	147
Interest on securities
Taxable interest	1,456	1,296
Tax-exempt interest	301	288
Dividends on restricted securities	44	41
Total interest income	$14,998	$13,351
Interest expense
Interest on deposits	$1,255	$788
Interest on subordinated debt	178	178
Interest on junior subordinated debt	187	144
Total interest expense	$1,620	$1,110
Net interest income	$13,378	$12,241
Provision for loan losses	100	—
Net interest income after provision for loan losses	$13,278	$12,241
Noninterest income
Service charges on deposit accounts	$1,546	$1,490
ATM and check card fees	1,074	1,028
Wealth management fees	816	702
Fees for other customer services	304	277
Income from bank owned life insurance	636	195
Net gains (losses) on securities	—	13
Net gains on sale of loans	24	67
Other operating income	300	147
Total noninterest income	$4,700	$3,919
Noninterest expense
Salaries and employee benefits	$6,610	$6,364
Occupancy	787	715
Equipment	843	808
Marketing	270	272
Supplies	168	196
Legal and professional fees	414	442
ATM and check card expense	414	391
FDIC assessment	148	156
Bank franchise tax	233	214
Telecommunications expense	134	218
Data processing expense	332	302
Postage expense	103	135
Amortization expense	251	329
Other real estate owned expense (income), net	(22)	6
Other operating expense	1,045	908
Total noninterest expense	$11,730	$11,456
Income before income taxes	$6,248	$4,704
Income tax expense	1,110	1,405
Net income	$5,138	$3,299

FIRST NATIONAL CORPORATION
Year-to-Date Performance Summary
(in thousands, except share and per share data)

	(unaudited) For the Six Months Ended
	June 30, 2018	June 30, 2017
Common Share and Per Common Share Data
Net income, basic	$1.04	$0.67
Weighted average shares, basic	4,950,922	4,938,178
Net income, diluted	$1.04	$0.67
Weighted average shares, diluted	4,953,328	4,940,191
Shares outstanding at period end	4,953,356	4,941,604
Tangible book value at period end	$12.31	$11.08
Cash dividends	$0.10	$0.07

Key Performance Ratios
Return on average assets	1.37%	0.92%
Return on average equity	17.33%	12.29%
Net interest margin	3.83%	3.71%
Efficiency ratio (1)	63.27%	68.09%

Average Balances
Average assets	$756,959	$722,820
Average earning assets	710,083	674,699
Average shareholders’ equity	59,799	54,118

Asset Quality
Loan charge-offs	$500	$267
Loan recoveries	113	390
Net charge-offs (recoveries)	387	(123)

Reconciliation of Tax-Equivalent Net Interest Income
GAAP measures:
Interest income – loans	$12,851	$11,579
Interest income – investments and other	2,147	1,772
Interest expense – deposits	(1,255)	(788)
Interest expense – subordinated debt	(178)	(178)
Interest expense – junior subordinated debt	(187)	(144)
Total net interest income	$13,378	$12,241
Non-GAAP measures:
Tax benefit realized on non-taxable interest income – loans	$21	$37
Tax benefit realized on non-taxable interest income – municipal securities	80	148
Total tax benefit realized on non-taxable interest income	$101	$185
Total tax-equivalent net interest income	$13,479	$12,426

(1) The efficiency ratio is computed by dividing noninterest expense excluding other real estate owned income/expense, amortization of intangibles, and gains and losses on disposal of premises and equipment by the sum of net interest income on a tax-equivalent basis and noninterest income, excluding gains and losses on sales of securities. Tax-equivalent net interest income is calculated by adding the tax benefit realized from interest income that is nontaxable to total interest income then subtracting total interest expense. The tax rate utilized in calculating the tax benefit is 21% for 2018 and 34% for 2017. See the tables above for tax-equivalent net interest income and reconciliations of net interest income to tax-equivalent net interest income. The efficiency ratio is a non-GAAP financial measure that management believes provides investors with important information regarding operational efficiency. Such information is not prepared in accordance with U.S. generally accepted accounting principles (GAAP) and should not be construed as such. Management believes, however, such financial information is meaningful to the reader in understanding operational performance, but cautions that such information not be viewed as a substitute for GAAP.

(2) All capital ratios reported are for First Bank.